Exhibit 99.1

Stepan Reports Record Quarterly Earnings

Northfield, Illinois, April 25, 2017 -- Stepan Company (NYSE: SCL) today reported:

First Quarter Highlights

•

Reported net income was a record $31.9 million, or $1.37 per diluted share versus $27.9 million, or $1.22 per diluted share, in the prior year.  Adjusted net income* was a record $31.7 million, or $1.36 per diluted share versus $29.7 million, or $1.30 per diluted share, in the prior year.

•

Surfactant operating income was a record $38.2 million versus $37.2 million in the prior year.  This increase was primarily attributable to lower manufacturing costs, mostly resulting from previous actions taken to close plants in Canada and Brazil. Surfactant sales volume was down 7% from the prior year.

•

Polymer operating income was $21.4 million versus $22.2 million in the prior year.  This decrease was mostly attributable to higher costs associated with the new production facility in China and higher raw material costs. Polymer sales volume was up 8% versus prior year.

•

Specialty Product operating income was $1.3 million versus $2.3 million in the prior year.  This decrease was primarily attributable to order timing differences within our pharmaceutical and flavor business.

*

Adjusted net income is a non-GAAP measure which excludes deferred compensation income/ expense as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per share.

“The Company had a good start to the year and delivered record quarterly results,” said F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer. “The quarter benefited from structurally lower manufacturing costs, enhanced internal efficiencies and higher Polymer volumes.”

Financial Summary

	Three Months Ended March 31
($ in thousands, except per share data)	2017	2016	% Change
Net Sales	$468,269	$445,897	5%
Operating Income	$46,059	$44,607	3%
Net Income	$31,913	$27,916	14%
Earnings per Diluted Share	$1.37	$1.22	12%

Adjusted Net Income *	$31,700	$29,737	7%
Adjusted Earnings per Diluted Share *	$1.36	$1.30	5%

* See Table II for reconciliations of non-GAAP Adjusted Net Income and Adjusted Earnings per Diluted Share.

Summary of First Quarter Adjusted Net Income Items

Adjusted net income excludes deferred compensation income/expense, which is a non-operational item, and other significant and infrequent or non-recurring items.

•	Deferred Compensation: The current year quarter includes $0.8 million of after-tax income versus $1.8 million of after-tax expense in the prior year.

•	Business Restructuring: The current year quarter includes $0.6 million of after-tax expense attributable to decommissioning costs related to the Canadian plant closure announced in 2016.

Percentage Change in Net Sales

The 5% increase in quarterly net sales was primarily due to higher selling prices, which were attributable to the pass-through of higher raw material costs.  These higher selling prices were partially offset by a 4% decline in sales volume and the negative impact of foreign currency translation.

Three Months Ended March 31, 2017
Volume	(4)%
Selling Price	10%
Foreign Translation	(1)%
Total	5%

Segment Results

	Three Months Ended March 31
($ in thousands)	2017	2016	% Change
Net Sales
Surfactants	$322,603	$309,960	4%
Polymers	$126,610	$113,898	11%
Specialty Products	$19,056	$22,039	(14)%
Total Net Sales	$468,269	$445,897	5%

	Three Months Ended March 31
($ in thousands, all amounts pre-tax)	2017	2016	% Change
Operating Income
Surfactants	$38,237	$37,245	3%
Polymers	$21,399	$22,197	(4)%
Specialty Products	$1,275	$2,333	(45)%

Total segment operating income decreased $0.9 million or 1% versus the prior year.

•

Surfactant net sales were $322.6 million, a 4% increase versus prior year.  Selling prices were up 12% primarily due to the pass-through of higher raw material costs.  Sales volume was down 7% mostly due to lower North American and European consumer product and agricultural volumes.  The translation impact of a stronger U.S. dollar decreased net sales by 1%. Surfactant operating income increased $1.0 million versus the prior year, primarily driven by lower manufacturing costs that were mostly attributable to the plant closures in Canada and Brazil.

•

Polymer net sales were $126.6 million in the first quarter, an 11% increase versus prior year.  Sales volume increased 8% in the quarter primarily due to continued growth in polyols used in rigid foam insulation and insulated metal panels.  Increased selling prices partially offset higher raw material costs. Polymer operating income decreased $0.8 million versus the prior year.  This decrease was attributable to higher costs associated with the Company’s new production facility in China and slightly lower unit margins, partially offset by higher global Rigid Polyol sales volume.

•

Specialty Products net sales were $19.1 million, $3.0 million lower than prior year.  Operating income decreased $1.1 million versus the prior year.    The quarterly decline reflects a combination of lower volume and lower margins.  A significant portion of the lower volume is due to the timing of orders in our pharmaceutical and flavor businesses.

Corporate Expenses

	Three Months Ended March 31
($ in thousands)	2017	2016	% Change
Total - Corporate Expenses	$14,852	$17,168	(13)%
Deferred Compensation Expense *	$376	$2,720	(86)%
Business Restructuring Expense	$786	$-	-
Adjusted Corporate Expense	$13,690	$14,448	(5)%

* See Table III for a discussion of deferred compensation plan accounting.

•

Corporate expenses, excluding deferred compensation and business restructuring expense, decreased $0.8 million, or 5%, for the quarter.  This decrease was mostly attributable to environmental remediation expense recognized in the first quarter of 2016 that did not recur in 2017.

Income Taxes

The Company’s effective tax rate was 28% for the first quarter of 2017 versus 31% for the first quarter of 2016.  The decrease was primarily attributable to higher excess tax benefits derived from stock based compensation awards exercised or distributed in the first quarter of 2017 versus 2016.  The lower tax rate was also driven by an unfavorable tax settlement related to a foreign income tax audit recorded in the first quarter of 2016 that did not recur in 2017.

Selected Balance Sheet Information

The Company’s net debt level increased $27.6 million versus prior year-end and the net debt ratio increased from 13% to 15%.  The $27.9 million decrase in cash was primarily attributable to higher working capital requirements, which are typical for the Company in the first quarter.

($ in millions)	March 31, 2017	December 31, 2016
Net Debt
Total Debt	$316.7	$317.0
Cash	197.8	225.7
Net Debt	$118.9	$91.3
Equity	673.2	634.6
Net Debt + Equity	$792.1	$725.9
Net Debt / (Net Debt + Equity)	15%	13%

The major working capital components were:

($ in millions)	March 31, 2017	December 31, 2016
Net Receivables	$287.5	$263.4
Inventories	189.8	173.7
Accounts Payable	(163.8)	(158.3)
	$313.5	$278.8

Capital spending was $20.4 million versus $19.3 million in the prior year quarter. For the full year, the Company expects capital spending to be between $100 million and $120 million.

Outlook

“After a record first quarter, we remain optimistic about the balance of the year.  We believe that benefits from our enhanced internal efficiencies, continued growth in our core polymer markets and our product and end-market diversification efforts should positively impact 2017.  Conversely, higher raw material costs may pressure margins.  Overall, we believe earnings for the year should grow,” said F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer.

Conference Call

Stepan Company will host a conference call to discuss the first quarter results at 8:00 a.m. ET (7:00 a.m. CT) on April 25, 2017. The call can be accessed by phone and webcast. Telephone access will be available by dialing +1 888-224-3719, and the webcast can be accessed through the Investor Relations/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com under the Investor Relations center at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries.  Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning compounds.  The Company is also a leading supplier of Polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northfield, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company’s common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL.  For more information about Stepan Company please visit the Company online at www.stepan.com

Contact: Scott D. Beamer                              (847) 446-7500

* * * * *

Tables follow

Certain information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company’s control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to disruptions in production or accidents at manufacturing facilities, global competition, volatility of raw material and energy costs, disruptions in transportation or significant changes in transportation costs, reduced demand due to customer product reformulations or new technologies, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, maintaining and protecting intellectual property rights, international business risks, including currency exchange rate fluctuations, legal restrictions and taxes, our ability to estimate and maintain appropriate levels of recorded liabilities, our debt covenants, our ability to access capital markets, downturns in certain industries and general economic downturns, global political, military, security or other instability, costs related to expansion or other capital projects, interruption or breaches of information technology systems, the costs and other effects of governmental regulation and legal and administrative proceedings and our ability to retain executive management and key personnel.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Table I

STEPAN COMPANY

For the Three Months Ended March 31, 2017 and 2016

(Unaudited – ‘000s Omitted)

	Three Months Ended March 31
	2017	2016
Net Sales	$468,269	$445,897
Cost of Sales	376,171	352,398
Gross Profit	92,098	93,499
Operating Expenses:
Selling	13,485	13,690
Administrative	17,971	18,700
Research, Development and Technical Services	13,421	13,782
Deferred Compensation Expense	376	2,720
	45,253	48,892

Business Restructuring	786	—
Operating Income	46,059	44,607
Other Income (Expense):
Interest, Net	(2,992)	(3,614)
Other, Net	1,263	(525)
	(1,729)	(4,139)

Income Before Income Taxes	44,330	40,468
Provision for Income Taxes *	12,418	12,549
Net Income *	31,912	27,919
Net Income Attributable to Noncontrolling Interests	1	(3)
Net Income Attributable to Stepan Company *	$31,913	$27,916
Net Income Per Common Share Attributable to Stepan Company
Basic *	$1.39	$1.23
Diluted *	$1.37	$1.22
Shares Used to Compute Net Income Per Common Share Attributable to Stepan Company
Basic	22,901	22,733
Diluted *	23,331	22,882

* The 2016 amounts for the noted line items have been changed from the amounts originally reported as a result of the Company’s adoption in the fourth quarter of 2016 of ASU No. 2016-09 Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

Table II

Reconciliations of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended March 31
($ in thousands, except per share amounts)	2017	EPS	2016	EPS
Net Income Reported	$31,913	$1.37	$27,916	$1.22

Deferred Compensation (Income) Expense	$(802)	$(0.03)	$1,821	$0.08
Business Restructuring	589	$0.02	—	—

Adjusted Net Income	$31,700	$1.36	$29,737	$1.30

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful for evaluating the Company’s operating performance and provide better clarity on significant non-operational items.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators.  These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	Three Months Ended March 31
($ in thousands, except per share amounts)	2017	EPS	2016	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$(1,293)		$2,937
Business Restructuring	786		—
Total Pre-Tax Adjustments	$(507)		$2,937

Cumulative Tax Effect on Adjustments	$294		$(1,116)

After-Tax Adjustments	$(213)	$(0.01)	$1,821	$0.08

Table III

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pre-tax income was $1.3 million of income versus $2.9 million of expense in the prior year.  The accounting for the deferred compensation plan results in operating income when the prices of Stepan Company common stock or mutual fund shares held in the plan fall and expense when they rise.  The Company also recognizes the change in value of mutual fund shares as investment income or loss.  The quarter end market prices of Stepan Company common stock are as follows:

	2017	2016
	3/31	12/31	9/30	6/30	3/31
Stepan Company	$78.81	$81.48	$72.66	$59.53	$55.29

The deferred compensation income statement impact is summarized below:

	Three Months Ended March 31
($ in thousands)	2017	2016
Deferred Compensation
Operating Expense	$(376)	$(2,720)
Other, net – Mutual Fund Gain (Loss)	1,669	(217)
Total Pre-Tax	$1,293	$(2,937)
Total After Tax	$802	$(1,821)

Table IV

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e., because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results).  Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the three month period ending March 31, 2017 as compared to 2016:

($ in millions)	Three Months Ended March 31		Increase (Decrease)	(Decrease) Due to Foreign Currency Translation
	2017	2016
Net Sales	$468.3	$445.9	$22.4	$(4.4)
Gross Profit	92.1	93.5	(1.4)	(0.1)
Operating Income	46.1	44.6	1.5	-
Pretax Income	44.3	40.5	3.8	(0.1)

Table V

Stepan Company

Consolidated Balance Sheets

March 31, 2017 and December 31, 2016

	March 31, 2017	December 31, 2016
ASSETS
Current Assets	$699,602	685,541
Property, Plant & Equipment, Net	584,107	582,714
Other Assets	86,723	85,635
Total Assets	$1,370,432	1,353,890
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$271,610	297,265
Deferred Income Taxes	15,190	12,497
Long-term Debt	288,898	288,859
Other Non-current Liabilities	120,177	119,353
Total Stepan Company Stockholders’ Equity	673,233	634,604
Noncontrolling Interest	1,324	1,312
Total Liabilities and Stockholders’ Equity	$1,370,432	1,353,890